Exhibit 99.1

NuStar GP Holdings, LLC Reports Fourth Quarter 2008 and Record Full

Year 2008 Earnings and Announces Quarterly Distribution

Full Year 2008 Earnings and Distributable Cash Flows Are All-Time Highs

SAN ANTONIO, January 26, 2009 – NuStar GP Holdings, LLC (NYSE:NSH) today announced earnings of $10.7 million, or $0.25 per unit, for the fourth quarter of 2008, compared to $9.2 million, or $0.22 per unit, earned in the fourth quarter of 2007. For the year ended December 31, 2008, earnings were a record $66.3 million, or $1.56 per unit, over 1.5 times higher than the $43.3 million, or $1.02 per unit, earned in 2007.

With respect to the quarterly distribution to unitholders for the fourth quarter of 2008, NuStar GP Holdings, LLC announced that its board of directors has declared a distribution of $0.43 per unit, which would equate to $1.72 per unit on an annual basis. This quarterly distribution represents an increase of $0.07 per unit, or 19.4 percent, over the $0.36 distribution for the fourth quarter of 2007 and will be paid on February 17, 2009, to holders of record as of February 5, 2009.

Distributable cash flow available to unitholders for the fourth quarter of 2008 was $18.5 million, or $0.44 per unit, compared to $15.9 million, or $0.37 per unit, for the fourth quarter of 2007. For the year ended December 31, 2008, distributable cash flow available to limited partners was a record $69.2 million, or $1.63 per unit, compared to $58.9 million, or $1.39 per unit, last year.

“I am pleased with the record earnings that NuStar GP Holdings, LLC reported for 2008 with the increase over last year primarily driven by NuStar Energy L.P.’s strong results from its asphalt operations. The distributions received from NuStar Energy L.P. allowed us to increase the distribution to our unitholders in 2008 by nearly 15 percent over the 2007 distribution. We are optimistic about NuStar Energy L.P.’s growth prospects, and we continue to expect to benefit from our investment in them,” said Curt Anastasio, Chief Executive Officer and President of NuStar Energy L.P. and NuStar GP Holdings, LLC.

A conference call with management is scheduled for 11:00 a.m. ET (10:00 a.m. CT) today, January 26, 2009, to discuss the financial results for the fourth quarter and full year of 2008. Investors interested in listening to the presentation may call 800/622-7620, passcode 80060009. International callers may access the presentation by dialing 706/645-0327, passcode 80060009. The company intends to have a playback available following the presentation, which may be accessed by calling 800/642-1687, passcode 80060009. A live broadcast of the conference call will also be available on the company’s Web site at www.nustargp.com.

-More-

NuStar GP Holdings, LLC is a publicly traded limited liability company that owns the two percent general partner interest, an 18.5 percent limited partner interest and the incentive distribution rights in NuStar Energy L.P., one of the largest asphalt refiners and marketers in the U.S. and the second largest independent liquids terminal operator in the nation with operations in the United States, the Netherlands Antilles, Canada, Mexico, the Netherlands and the United Kingdom. For more information, visit NuStar GP Holdings, LLC’s Web site at www.nustargp.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding future events. All forward-looking statements are based on the company’s beliefs as well as assumptions made by and information currently available to the company. These statements reflect the company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar GP Holdings, LLC’s 2007 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

NuStar GP Holdings, LLC

Consolidated Financial Information

(Unaudited, Thousands of Dollars, Except Unit Data and Per Unit Data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Statement of Income Data:
Equity in earnings of NuStar Energy L.P.	$11,502	$9,635	$69,622	$46,176
General and administrative expenses	(472)	(689)	(2,831)	(2,897)
Other (expense) income, net	(261)	18	(379)	16
Interest (expense) income, net	(61)	(20)	(214)	23

Income before income tax (expense) benefit	10,708	8,944	66,198	43,318
Income tax (expense) benefit	(5)	293	98	22

Net income	$10,703	$9,237	$66,296	$43,340

Basic and diluted net income per unit	$0.25	$0.22	$1.56	$1.02

Equity in Earnings of NuStar Energy L.P.:
General partner interest	$517	$461	$4,586	$2,637
General partner incentive distribution	6,929	5,188	24,764	18,426

General partner’s interest in earnings of NuStar Energy L.P.	7,446	5,649	29,350	21,063
Limited partner interest in earnings of NuStar Energy L.P.	4,777	4,707	43,156	27,997
Amortization of step-up in basis related to NuStar Energy L.P.’s assets and liabilities	(721)	(721)	(2,884)	(2,884)

Equity in earnings of NuStar Energy L.P.	$11,502	$9,635	$69,622	$46,176

Distributable Cash (Note 1):
Cash distributions from NuStar Energy L.P. associated with:
General partner interest	$1,318	$1,100	$5,058	$4,092
Incentive distribution rights (Note 2):	6,929	5,188	25,294	18,426
Limited partner interest-common units	10,824	10,049	41,827	39,205

Total cash distributions from NuStar Energy L.P.	19,071	16,337	72,179	61,723
Deduct expenses of NuStar GP Holdings, LLC:
General and administrative expenses	(472)	(689)	(2,831)	(2,897)
Income tax (expense) benefit	(5)	293	98	22
Interest (expense) income, net	(61)	(20)	(214)	23

Distributable cash flow	$18,533	$15,921	$69,232	$58,871

Units outstanding	42,502,920	42,500,990	42,501,586	42,500,355
Distributable cash flow per unit	$0.44	$0.37	$1.63	$1.39

Cash distributions to be paid to the unitholders of NuStar GP Holdings, LLC:
Distribution per unit	$0.43	$0.36	$1.58	$1.38

Total distribution	$18,277	$15,300	$67,153	$58,650

NuStar GP Holdings, LLC

Consolidated Financial Information

(Unaudited, Thousands of Dollars)

Notes:

1.	NuStar GP Holdings, LLC utilizes distributable cash flow as a financial measure, which is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare general partner performance. In addition, management believes that this measure provides investors an enhanced perspective of the ability to make a minimum quarterly distribution. Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to net income. It should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

The following is a reconciliation of net income to distributable cash flow and net cash provided by operating activities:

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net Income	$10,703	$9,237	$66,296	$43,340
Less equity in earnings of NuStar Energy L.P.	(11,502)	(9,635)	(69,622)	(46,176)
Plus cash distributions from NuStar Energy L.P.	19,071	16,337	72,179	61,723
Plus other expense (income), net	261	(18)	379	(16)

Distributable cash flow	18,533	15,921	69,232	58,871
Less cash distributions from NuStar Energy L.P.	(19,071)	(16,337)	(72,179)	(61,723)
Plus distributions of equity in earnings of NuStar Energy L.P.	19,105	9,635	69,449	46,176
Net effect of changes in operating accounts	(399)	1,354	(485)	2,638

Net cash provided by operating activities	$18,168	$10,573	$66,017	$45,962

2.	NuStar Energy L.P.’s net income allocation for the first quarter 2008 to general and limited partners reflected total cash distributions based upon the partnership interests outstanding as of March 31, 2008. NuStar Energy L.P. issued approximately 5.1 million common units in April 2008. Actual distribution payments from NuStar Energy L.P. are made within 45 days after the end of each quarter as of a record date that is set after the end of each quarter. As such, the general partner’s portion of the actual cash payment made with respect to the first quarter 2008, including the incentive distribution rights, was greater than the net income allocated to the general partner.